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                                                                     Exhibit 1.1

                               PLACEMENT AGREEMENT

       THIS AGREEMENT dated for reference January 28, 1999, is made BETWEEN WATTMONITOR, INC., a Texas corporation (the "Issuer"), and VALORINVEST LTD. (the "Agent").

       WHEREAS

       A. The Issuer wishes to privately place with purchasers up to 450,000 Shares of its Common Stock at a price of U.S. $2.00 per share;

       B. The Issuer wishes to appoint the Agent to distribute the Shares, and the Agent is willing to accept such appointment on the terms and conditions of this Agreement;

       THE PARTIES to this Agreement therefore agree:

1.     DEFINITIONS

       1.1    In this Agreement and the Recitals hereto:

              (a) "Act" means the Securities Act of 1933 (United States), as amended, the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Commission;

              (b) "Agent Fee" means the commission which is set out in this Agreement and which is payable by the Issuer to the Agent in consideration of the services performed by the Agent under this Agreement;

              (c) "Closing" means the day on which Shares are issued to the Purchasers;

              (d) "Commission" means the United States Securities and Exchange Commission.

              (e) "Offering Memorandum" means any offering memorandum, and any amendments made to such offering memorandum, which is required by the Act to be prepared, or is prepared, by the Issuer in connection with the sale of any of the Shares;

              (f) "Private Placement" means the offering of the Shares on the terms and conditions set forth in this Agreement or the Subscription Agreement;


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              (g)    "Purchasers" means the purchasers of Shares pursuant to the
                     Private Placement.

              (h) "Shares" means the Shares of the Issuer to be offered by the Issuer pursuant to this Agreement having the terms provided in this Agreement;

              (i) "Subscription Agreement" means the Subscription Agreement attached hereto as Attachment I.

2.     APPOINTMENT OF AGENT

       2.1 The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and agrees to act as the exclusive agent of the Issuer to use its commercially reasonable efforts to find and introduce to the Issuer potential purchasers to purchase up to 450,000 Shares, at a price of $2.00 per Share, by way of private placement prior to February 15, 1999.

3.     THE SHARES

       3.1 The Shares will be Common Stock of the Issuer as described in the Subscription Agreement issued and registered in the names of the Purchasers or their nominees.

4.     AGENTS' FEE

       4.1 In consideration of the services performed by the Agents under this Agreement, the Issuer agrees to pay to the Agent on the Closing an Agent Fee equal to 10% of the gross proceeds received by the Issuer from the sales of the Shares on such Closing.

       4.2    The Agent Fee will be paid in lawful United States currency.

5.     OFFERING RESTRICTIONS

       5.1 The Agent will only sell the Shares to persons who represent themselves as being:

       (a) persons purchasing as principal who are accredited investors residing outside the United States (all as defined in the Subscription Agreement); and

       (b) otherwise qualified to purchase the Shares as described in the Subscription Agreement.

       5.2 The Agent agrees that at the time any buy order for the Shares is placed by clients of the Agent, the buyer will be outside the United States, or the Agent and all persons acting on its behalf will reasonably believe that the buyer is outside the United States, and neither the Agent nor any person acting on its behalf will have knowledge that such transaction has been pre-arranged with a buyer in the United States.


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       5.3    Neither the Issuer, the Agent, nor any of their respective affiliates, nor any person acting on behalf of any of the foregoing, will offer or sell any of the Securities to U.S. Persons (as defined in the Subscription Agreement) or in the United States, or undertake any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Shares in the United States.

6.     OFFERING MEMORANDUM

       6.1 The Agent will not sell Shares in such a way that an Offering Memorandum is required, unless the Issuer consents in writing, or unless the Issuer delivers an Offering Memorandum to the Agent or its solicitor.

       6.2 The Issuer will ensure that any Offering Memorandum which is prepared and delivered by the Issuer will conform with all the requirements of the Act and will be reasonably satisfactory to the Agent.

       6.3 The Issuer will deliver to the Agent as soon as possible after the reference date of this Agreement sufficient commercial copies of any Offering Memorandum which has been prepared.

       6.4 If prior to the Closing, there is any material adverse change in the Issuer's business, the Issuer will as soon as possible inform the Agent of the change and prepare an appropriate amendment to the Offering Memorandum.

       6.5 Delivery by the Issuer of an Offering Memorandum will constitute the Issuer's authorization to the Agent to utilize the Offering Memorandum in connection with the Private Placement, and will constitute a representation and warranty by the Issuer that the Offering Memorandum does not contain a misrepresentation (as defined in the Act), other than with respect to information supplied by and relating solely to the Agent.

       6.6 If the Issuer has delivered an Offering Memorandum to the Agent which has been prepared in accordance with this Agreement, then the Agent will, on behalf of the Issuer, deliver a copy of such Offering Memorandum to each potential purchaser introduced to the Issuer by the Agent.

7.     SUBSCRIPTIONS

       7.1 The Agent will use its best efforts to obtain from each Purchaser introduced by the Agent, and deliver to the Issuer's escrow agent, Bank Sarasin & Cie (the "Escrow Agent"), on or before each Closing duly completed and signed subscriptions in the form of the Subscription Agreement or in such other form consented to by the Issuer and the Agent and executed by the Purchaser.


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8.     TERMINATION

       8.1 The Agent may terminate its obligations under this Agreement by notice in writing to the Issuer at any time before the Closing if:

              (a) a material adverse change in the business of the Issuer has occurred;

              (b) there is a material event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Issuer or its subsidiaries, if any, or the ability of the Agent to perform its obligations under this Agreement, or a Purchaser's decision to purchase the Shares;

              (c) an inquiry or investigation from or by a governmental regulatory agency (whether formal or informal) in relation to the Issuer, or the Issuer's directors, officers or promoters, which may have a material adverse effect on the proposed offering, is commenced or threatened in writing;

              (d) any order to cease, halt or suspend trading (including an order prohibiting communications with persons in order to obtain expressions of interest) in the securities of the Issuer prohibiting or restricting the Private Placement is made by a competent regulatory authority and that order is still in effect; or

              (e) the Issuer breaches any material term of this Agreement and fails to cure such breach within 5 business days after written notice thereof from the Agent.

9.     WARRANTIES, REPRESENTATIONS AND COVENANTS

       9.1 The Issuer warrants and represents to and covenants with the Agent that:

              (a) the authorized and issued capital of the Issuer are as disclosed in the Offering Memorandum and the outstanding shares of the Issuer are fully paid and non-assessable;

              (b) the Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares and all such shares will be duly and validly issued as fully paid and non-assessable;

              (c) the Offering Memorandum, if any, subscription form and all other written or oral representations made by the Issuer to the Purchaser or potential Purchaser in connection with the Private Placement will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;


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              (d)    the Issuer has complied in all material respects and will
                     so comply with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Act, in relation to the issue and trading of its securities and in all matters relating to the Private Placement;

              (e) there is not presently, and will not be until the Closing any material adverse change in the business of the Issuer which has not been or will not be fully disclosed to the Agent;

              (f) the issue and sale of the Securities by the Issuer and the Agent does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its organizational documents or any material agreement or instrument to which the Issuer is a party;

              (g) neither the Issuer nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Issuer's knowledge no such actions, suits or proceedings are contemplated or have been threatened which are not disclosed in the Offering Memorandum;

              (h) there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

              (i) this Agreement has been, or will be as of the Closing, duly authorized by all necessary corporate action on the part of the Issuer, and the Issuer has full corporate power and authority to undertake the Private Placement;

              (j) no order halting or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

              (k) except as disclosed in the Offering Memorandum, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or its subsidiaries, if any, or any other security convertible into or exchangeable for any such shares, or to require the Issuer or its subsidiaries, if any, to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;


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              (l)    other than the Agent, no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein; and

              (m) the warranties and representations in this Section are materially true and correct and will remain so as of the Closing.

       9.2    The Agent warrants and represents to the Issuer that:

              (a) it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated;

              (b)    it is not a "U.S. person" as defined under the Act;

              (c) it is registered under applicable laws to the extent required by such laws in connection with this Agreement; and

              (d)    it will sell the Shares in compliance with the Act.

10.    EXPENSES OF AGENT

       10.1 The Issuer will pay all of the expenses of the Private Placement and all the expenses reasonably incurred by the Agent in connection with the Private Placement, up to a maximum of three thousand dollars (U.S.$3,000.00).

       10.2 The Issuer will pay the expenses referred to in the previous Subsection even if the transactions contemplated by this Agreement are not completed or this Agreement is terminated, unless the failure of acceptance or completion or the termination is the result of a breach of this Agreement by the Agent.

       10.3 The Agent may, from time to time, render accounts for its expenses in connection with the Private Placement to the Issuer for payment on or before the dates set out in the accounts.

       10.4 The issuer authorizes the Agent to deduct its reasonable expenses in connection with Private Placement from the Proceeds of the Private Placement and any advance payments made by the Issuer, including expenses for which an account has not yet been rendered.

11.    INDEMNITY

       11.1 The Issuer will indemnify the Agent and each of the Agent's agents, directors, officers and employees (collectively, the "Indemnified Parties") and save them harmless against all losses, claims, damages or liabilities:


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              (a)    existing by reason of a material misstatement contained in the Offering Memorandum, Subscription Agreement or other written or oral representation made by the Issuer to a Purchaser or potential Purchaser in connection with the Private Placement by reason of the omission to state a material fact necessary to make such statements or representations not misleading (except for information and statements supplied by and relating solely to the Agent);

              (b) arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such material misstatement, misrepresentation or omission exists (except information and statements supplied by and relating solely to the agent), that trading in or distribution of any of the Securities is to cease;

              (c) resulting from the failure by the Issuer to obtain any required regulatory approval to the Private Placement unless the failure to obtain such approval is the result of a breach of this Agreement by the Agent;

              (d) resulting from a material breach by the Issuer of any of the terms of this Agreement;

              (e) if the Issuer fails to issue and deliver the certificates representing the Shares with the result that any completion of a sale of the Shares does not take place; or

              (f) if, following the completion of a sale of any of the Shares, a determination is made by any competent authority setting aside the sale, unless that determination arises out of an act or omission by the Agent.

       11.2 If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Indemnified Party will promptly notify the Issuer in writing.

       11.3 The Issuer will assume the defense of the action or claim, including the employment of counsel and the payment of all expenses.

       11.4 The Indemnified Party will have the right to employ one separate counsel acceptable to Issuer, and the Issuer will pay the reasonable documented fees and expenses of such counsel.

       11.5 The indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Parties arising out of the transactions contemplated by this Agreement has been extinguished by the operation of law.


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       11.6   If indemnification under this Agreement is found in a final judgment (not subject to further appeal) by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and the Indemnified Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and the Indemnified Parties on the other hand, in connection with the mater giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

       11.7 To the extent that any Indemnified Party is not a party to this Agreement, the Agent will obtain and hold the right and benefit of this section in trust for and on be half of such Indemnified Party.

12.    ASSIGNMENT AND SELLING GROUP PARTICIPATION

       12.1 The Agent will not assign this Agreement or any of its rights under this Agreement or, with respect to the Shares, enter into any agreement in the nature of an option of a sub-option unless and until, for each intended transaction, the Agent has obtained the consent of the Issuer.

       12.2 The Agent may offer selling group participation in compliance with applicable laws and consistent with the normal course of the brokerage business to selling groups of other licensed dealers, brokers and investments dealers, who may or who may not be offered part of the Agent's Fee.

13.    NOTICE

       13.1 Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission or mailed by prepaid post and addressed to the party to which notice is to be given at the address next to their signatures below, or at another address designated by the party in writing.

       13.2 If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

       13.3 If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

       13.4 If there is an interruption in normal mail service due to strike, labor unrest or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.


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14.    TIME

       14.1   Time is of the essence of this Agreement.

15.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES

       15.1 The representations, warranties, covenants and indemnities of the Issuer and the Agent contained in this Agreement will survive the Closing for a period of three (3) years.

16.    INUREMENT

       16.1 This Agreement shall enure to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

17.    HEADINGS

       17.1 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

18.    COUNTERPARTS

       18.1 This Agreement may be executed in two or more counterparts and may be delivered by facsimile, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the reference date given above.

19.    LAW

       19.1   This Agreement is governed by the law of the State of Texas.

       This document was executed and delivered as of the date first given above:

                            [SIGNATURES ON NEXT PAGE]


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                                     Issuer:

       WattMonitor, Inc.


By:/s/ Joel Dumaresq
   -----------------
   Joel Dumaresq
   President

                                     Agent:

       ValorInvest Ltd.


By:/s/ Illegible Signature
   -----------------------
   Name:
   Title:









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